QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 19, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDAHO POWER COMPANY
(Exact name of registrant as specified in its charter)

Idaho (State or other jurisdiction of incorporation or organization)	82-0130980 (I.R.S. Employer Identification Number)

1221 West Idaho Street
Boise, Idaho 83702-5627
(208) 388-2200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Jan B. Packwood Chief Executive Officer Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	J. LaMont Keen President and Chief Operating Officer Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200	Thomas R. Saldin, Esq. Senior Vice President, General Counsel and Secretary Idaho Power Company 1221 West Idaho Street Boise, Idaho 83702-5627 (208) 388-2200
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

Copies to:

Elizabeth W. Powers, Esq.
LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019
(212) 424-8000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(3)

First Mortgage Bonds
Debt Securities
Total	$245,000,000	100%	$245,000,000	$28,837

(1)
Such indeterminate amount of first mortgage bonds and debt securities of Idaho Power Company as may from time to time be issued at indeterminate prices.

(2)
Such amount as shall result in an aggregate initial offering price for all securities of $245,000,000.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Accordingly, the table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per unit.

Pursuant to Rule 429, the prospectus filed as part of this registration statement is being filed as a combined prospectus in connection with this registration statement and Registration Statement File No. 333-103812.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 19, 2005

PROSPECTUS

$300,000,000

IDAHO POWER COMPANY

First Mortgage Bonds
Debt Securities

        We may offer from time to time, in one or more series:

  •
  our first mortgage bonds and

  •
  our unsecured debt securities.

        We may offer these securities in any combination in one or more offerings up to a total amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        We may offer these securities directly or through underwriters, agents or dealers, as described in the "Plan of Distribution." The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.

        Our principal executive offices are located at 1221 West Idaho Street, Boise, Idaho 83702-5627, and our telephone number is (208) 388-2200.

        Unless we indicate otherwise, or the context otherwise requires, references in this prospectus to the "Company," "we," "us" and "our" or similar terms are to Idaho Power Company.

        Please review the risk factors that we disclose in our public filings under the Securities Exchange Act of 1934, as amended.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            , 2005

ABOUT IDAHO POWER COMPANY

        We are an electric public utility incorporated under the laws of the State of Idaho in 1989 as successor to a Maine corporation organized in 1915. In 1998, we reorganized into a holding company structure and became the principal subsidiary of IDACORP, Inc. IDACORP owns all of our outstanding common stock.

        We are engaged in the generation, purchase, transmission, distribution and sale of electric energy in a 20,000 square mile area, primarily in southern Idaho and eastern Oregon, with an estimated population of 883,000. We hold franchises in 71 cities in Idaho and nine cities in Oregon and hold certificates from the respective public utility regulatory authorities to serve all or a portion of 25 counties in Idaho and three counties in Oregon. We own and operate 17 hydroelectric power plants and one natural gas-fired generating plant and share ownership in three coal-fired generating plants. As of September 30, 2004, we supplied electric energy to approximately 436,000 general business customers. We rely heavily on hydroelectric power for our generating needs and are one of the nation's few investor-owned utilities with a predominantly hydro base.

RATIOS OF EARNINGS TO FIXED CHARGES

	Twelve Months Ended December 31,
						Twelve Months Ended September 30, 2004
	1999	2000	2001	2002	2003
Ratio of Earnings to Fixed Charges	2.89	3.13	1.72	2.36	1.99	2.74
Supplemental Ratio of Earnings to Fixed Charges(1)	2.82	3.04	1.70	2.33	1.97	2.70

(1)
Includes interest on the guaranty of the American Falls Reservoir District bonds and Milner Dam, Inc. notes.

FORWARD-LOOKING INFORMATION

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are hereby filing cautionary statements. These cautionary statements should be read with the cautionary statements and risk factors included in our annual and quarterly reports and in any other reports that we file pursuant to the Securities Exchange Act of 1934, as amended, which we incorporate by reference in this prospectus. These cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made by us or incorporated by reference in this prospectus or any prospectus supplement. Any statements that express, or involve discussions as to expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical facts and may be forward-looking. These statements often, but not always, use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will likely result," "will continue" or similar expressions. Forward-looking statements involve estimates, assumptions and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors. These factors are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

  •
  changes in governmental policies and regulatory actions, including those of the Federal Energy Regulatory Commission, the Idaho Public Utilities Commission and the Oregon Public Utility Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, relicensing of hydroelectric projects, recovery of purchased power, recovery of other capital investments, present or prospective wholesale and retail competition, including but not limited to retail wheeling and transmission costs, and other refund proceedings

  •
  litigation and regulatory proceedings resulting from the energy situation in the western United States

  •
  economic, geographic and political factors and risks

  •
  changes in and compliance with environmental, endangered species and safety laws and policies

  •
  weather variations affecting hydroelectric generating conditions and customer energy usage

  •
  construction of power generating facilities including inability to obtain required governmental permits and approvals, and risks related to contracting, construction and start-up

  •
  operation of our power generating facilities including breakdown or failure of equipment, performance below expected levels, competition, fuel supply and transmission

  •
  system conditions and operating costs

  •
  population growth rates and demographic patterns

  •
  pricing and transportation of commodities

  •
  market demand and prices for energy, including structural market changes

  •
  changes in capacity, fuel availability and prices

  •
  changes in tax rates or policies, interest rates or rates of inflation

  •
  performance of the stock market and the changing interest rate environment, which affect the amount of required contributions to our pension plans, as well as the reported costs of providing pension and other postretirement benefits

  •
  adoption of or changes in critical accounting policies or estimates

  •
  exposure to operational, market and credit risk

  •
  changes in our operating expenses and capital expenditures

  •
  capital market conditions

  •
  rating actions by Moody's Investors Service, Standard & Poor's Ratings Services and Fitch, Inc.

  •
  competition for new energy development opportunities

  •
  results of financing efforts, including our ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general economic conditions

  •
  homeland security, natural disasters, acts of war or terrorism

  •
  fluctuations in sources and uses of cash

  •
  impacts from the potential formation of a regional transmission organization

  •
  increasing health care costs and the resulting effect on health insurance premiums paid for employees

  •
  increasing costs of insurance, changes in coverage terms and the ability to obtain insurance

  •
  over appropriation of surface and groundwater in the Snake River Basin resulting in reduced generation at our hydroelectric facilities

  •
  legal and administrative proceedings, whether civil or criminal, and settlements that influence business and profitability and

  •
  new accounting or Securities and Exchange Commission requirements, or new interpretation or application of existing requirements.

        Any forward-looking statement speaks only as of the date on which we make the statement. New factors emerge from time to time; we cannot predict all factors or assess the impact of any emerging factors on our business, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

        We will issue the first mortgage bonds offered in this prospectus under our Indenture of Mortgage and Deed of Trust, dated as of October 1, 1937. Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, is the corporate trustee, and Stanley Burg serves as individual trustee. We have amended and supplemented this indenture in the past and will supplement it again by one or more supplemental indentures relating to these first mortgage bonds.

        This section briefly summarizes the material provisions of the indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definitions of some terms used in this summary.

        We issue bonds in series. Each series of bonds may have different terms. We will include all of the following information about a specific series of bonds in the prospectus supplement relating to those bonds:

  •
  the designation and series of the bonds

  •
  the aggregate principal amount of the bonds

  •
  the offering price of the bonds

  •
  the date or dates on which the bonds will mature

  •
  the interest rate or rates for the bonds, or how we will determine the interest rate or rates

  •
  the dates on which we will pay the interest on the bonds

  •
  the denominations in which we may issue the bonds

  •
  the terms pursuant to which we may redeem the bonds, if any

  •
  whether we will issue all or a portion of the bonds in global form and

  •
  any other terms or provisions relating to the bonds that are not inconsistent with the provisions of the indenture.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the bonds in fully registered form without coupons

  •
  a holder of bonds may exchange bonds, without charge, for an equal aggregate principal amount of bonds of the same series, having the same issue date and with identical terms and provisions and

  •
  a holder of bonds may transfer bonds, without charge, other than applicable stamp taxes or other governmental charges.

        We may issue all or some of the bonds in book-entry form, which means that global notes, not certificates, will represent the bonds. If we issue global notes representing any bonds, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

        We will describe any additional requirements as to the form and method of exchange of bonds in the prospectus supplement.

        Interest and Payment.    We will pay principal, premium, if any, and interest in U.S. dollars at Deutsche Bank Trust Company Americas in New York City, and, at our option, at our office in Boise, Idaho. Indenture, Section 35

        Maintenance Requirements.    We will file a certificate with the corporate trustee within 90 days after the close of each calendar year stating that:

  •
  we have made the necessary expenditures to maintain our property in good condition as an operating system or

  •
  we will designate an additional amount that should be spent for this purpose.

If we designate an additional amount, we must deliver to the corporate trustee, within 30 days, cash equal to that amount less the following deductions:

  •
  expenditures made after the close of the year to maintain the property and

  •
  any allowances for waiver of our right to issue additional bonds under the indenture.

Indenture, Section 38

        We may withdraw this cash for reimbursement for later expenditures on:

  •
  property maintenance, repairs, renewals and replacements

  •
  waiver of our right to issue additional bonds under the indenture or

  •
  the purchase or redemption of bonds of any series, unless a supplemental indenture provides otherwise for a particular series of bonds.

We must spend or appropriate 15% of our annual gross operating revenues for maintenance, retirement or amortization of our properties. We may, however, anticipate or make up these expenditures or appropriations within the five years that immediately follow or precede a particular year. Indenture, Section 38; Second Supplemental, Section 15

        Improvement or Sinking Fund.    There is no sinking or improvement fund requirement.

        Security.    The indenture secures all bonds issued under the indenture equally and ratably, without preference, priority or distinction. We may issue additional first mortgage bonds in the future, and those first mortgage bonds will also be secured by the indenture. In the opinion of our general counsel, the lien of the indenture constitutes a first mortgage on all the properties that we own, except as discussed below, subject only to liens for taxes and assessments that are not delinquent and minor excepted encumbrances. Certain of our properties are subject to easements, leases, contracts, covenants, compensation awards and similar encumbrances and minor defects and clouds common to properties. In the opinion of our general counsel, none of these interferes with our operations.

        The indenture does not create a lien on the following excepted property:

  •
  revenues or profits, or notes or accounts receivable, contracts or choses in action, except as permitted by law during a completed default

  •
  securities or cash, except when pledged or

  •
  merchandise or equipment manufactured or acquired for resale.

        The indenture creates a lien on our interest in property that we subsequently acquire other than excepted property, subject to limitations in the case of consolidation, merger or sale of substantially all our assets. Indenture, Section 87 We have covenanted to execute and deliver instruments that are necessary to carry out the purposes of the indenture and to create a lien on after-acquired property that the indenture covers. Granting Clauses

        The indenture does not contain any covenants or other provisions to provide holders of the first mortgage bonds special protection in the event of a highly leveraged transaction.

        Issuance of Additional Bonds.    The indenture limits the aggregate principal amount of bonds at any one time outstanding to $1.1 billion. We may amend the indenture and increase this amount without consent of the holders of first mortgage bonds. Indenture, Sections 22 and 121; Thirty-eighth Supplemental, Article IV The indenture contains some restrictions on increasing the amount of prior lien bonds. Indenture, Section 46

        We may issue additional bonds that rank equally with the bonds in principal amount equal to:

  •
  60% of the cost or fair value, whichever is less, of property additions made after December 31, 1943, less the amount of prior lien bonds thereon Indenture, Article V, Second Supplemental, Section 13

  •
  the principal amount of first mortgage bonds or prior lien bonds referred to above, retired or then to be retired Indenture, Articles V and VI or

  •
  the amount of cash that we deposit with the corporate trustee for the purpose, which we may withdraw on the same basis as bonds may be issued Indenture, Article VII.

        We may not issue bonds as provided above, with certain exceptions, unless we meet a net earnings requirement. Generally, the indenture requires that our net earnings must be at least twice the annual interest requirements on all outstanding debt of equal or prior rank, including the bonds that we propose to issue. Under certain circumstances, the net earnings test does not apply, including the issuance of refunding bonds to retire outstanding bonds which mature in less than two years or which are of an equal or higher interest rate, or prior lien bonds.

        We calculate net earnings before deduction of:

  •
  property retirement expenses, depreciation or depletion

  •
  interest expense on indebtedness

  •
  amortization of debt discount and expense and

  •
  any taxes measured by or dependent on net income.

We may include only a limited amount of revenue from property not subject to the lien of the indenture in net earnings. Indenture, Sections 7, 27 and Article VI

        Property additions consist of electric or gas property, or property used in connection therewith. Property additions exclude securities, contracts or choses in action, merchandise and equipment for consumption or resale, materials and supplies, property used principally for production or gathering of natural gas, or any power sites and uncompleted works under Idaho state permits. In determining net property additions, we deduct all retired funded property from gross property additions except to the extent of certain credits respecting released funded property. Indenture, Section 4 The indenture restricts issuance of bonds and taking other credits under the indenture based on property additions subject to prior liens to no more than 15% of all bonds outstanding. However, the prior liens must not exceed 50% of the cost or fair value, whichever is less, of these property additions. Indenture, Section 26

        As of September 30, 2004, we could issue under the indenture approximately $677 million of additional first mortgage bonds based on unfunded property additions and $392 million of additional first mortgage bonds based on retired first mortgage bonds.

        We estimate that at September 30, 2004, unfunded property additions were approximately $1.1 billion.

        Release of Properties.    Generally, we may release property from the lien of the indenture by doing the following:

  •
  depositing cash with the corporate trustee

  •
  substituting property additions or

  •
  waiving our right to issue additional bonds on the basis of retired bond credits, without application of the net earnings test.

Indenture, Section 59

        Actions Without Trustees' Release or Consent.    Unless we are in default in the payment of interest on any outstanding bonds or one or more of the completed defaults described under the caption "Events of Default" below have occurred and are continuing, we may, without the trustees' release or consent, and without providing a report to the trustees or depositing with them the consideration we receive:

  •
  sell or otherwise dispose of any machinery, equipment, tools, implements or other property, which has become old, inadequate, obsolete, worn out, unfit or unadapted for use in our operations, after we replace that property with other property which has at least equal value and is subject to no additional liens

  •
  cancel or make changes or alterations in or substitutions of any contracts, leases or rights of way grants or

  •
  surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which we may be operating, if, in the opinion of our board of directors, stated in a resolution filed with the corporate trustee, the surrender or modification is desirable in the conduct of our business and does not impair the security of outstanding bonds.

Indenture, Section 58

        Amendment of the Indenture.    Generally we may modify or amend the indenture with the consent of the holders of 60% in principal amount of all outstanding first mortgage bonds. However, when an amendment does not affect all series of first mortgage bonds, holders of 60% of the principal amount of all outstanding first mortgage bonds of each series affected must also consent to the amendment.

        Unless each bondholder consents, we cannot make the following modifications:

  •
  impair the right of any bondholder to receive payment on its bond when due or to sue for any overdue payment

  •
  create any lien equal or prior to the lien of the indenture

  •
  deprive any bondholder of a lien upon the mortgaged and pledged property or

  •
  reduce the bondholder vote necessary to amend the indenture.

Indenture, Sections 113, 121; Twenty-third Supplemental, Section 9; Thirty-sixth Supplemental, Section 9

        Events of Default.    The following are defaults, sometimes called completed defaults, under the indenture:

  •
  failure to pay the principal of any bond when due and payable whether at maturity or otherwise

  •
  failure to pay interest on any bond for 60 days

  •
  failure to pay principal of or interest on any outstanding prior lien bond beyond the grace period, if any, in the prior lien bond

  •
  failure to observe a covenant not to, without the corporate trustee's written approval,

  •
  go into voluntary bankruptcy or insolvency, apply for or consent to the appointment of a receiver or trustee for us or our property in any judicial proceedings or make any general assignment for the benefit of creditors or

  •
  suffer to be made and remain unvacated for a period of 90 days any order for the appointment of a receiver or trustee for us or our property in any proceeding instituted by a creditor, or any final order appointing such a receiver or trustee in any other proceeding or any order adjudicating us to be bankrupt or insolvent or

  •
  failure to perform other covenants, agreements or conditions contained in the indenture for 90 days after the corporate trustee gives us notice.

Indenture, Section 65

        Discharge.    The indenture will be cancelled and discharged when all indebtedness secured by the indenture is paid, including charges of the trustees.

        In addition, first mortgage bonds will be considered paid and not to be outstanding for any purpose under the indenture when we have irrevocably deposited with the trustee,

  •
  sufficient cash or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government or obligations which are collateralized by obligations of the United States government which, in the opinion of an independent accountant and the opinion of our officers, will provide sufficient funds, together with any deposited cash to pay when due the principal of, and premium, if any, and interest to the maturity date or redemption date of such first mortgage bonds, provided that in the case of redemption, proper notice shall have been given or appropriate arrangements have been made with the corporate trustee for the giving of notice.

Indenture, Section 106 and Twenty-seventh Supplemental Indenture, Section 10

        Miscellaneous.    The indenture provides that the corporate trustee, upon request of the holders of a majority in interest of the outstanding first mortgage bonds, if properly indemnified to its satisfaction, must take action to enforce the lien of the indenture. Indenture, Section 92; Sixth Supplemental, Article XXIII

        We covenant in the indenture to deliver a certificate to the trustee annually, within 90 days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Twenty-sixth Supplemental, Section 8; Thirty-third Supplemental, Section 8

        Concerning the Corporate Trustee.    We and our affiliates may conduct banking transactions with the corporate trustee in the normal course of business.

DESCRIPTION OF DEBT SECURITIES

        We will issue the debt securities offered in this prospectus under our Debt Securities Indenture, dated as of August 1, 2001. Deutsche Bank Trust Company Americas is the trustee under the indenture. We may amend and supplement this indenture and will supplement it by one or more supplemental indentures relating to these debt securities.

        This section briefly summarizes the material provisions of the debt securities indenture and uses some terms that are not defined in this prospectus but that are defined in the indenture. This summary is not complete. The indenture is on file with the Securities and Exchange Commission, and we incorporate it by reference in this prospectus. You should read the indenture for a complete understanding of its provisions and for the definition of some terms used in this summary. In the summary below, we include references to section numbers of the indenture so that you can easily locate these provisions.

        The debt securities that we may issue under this indenture will be unsecured. The indenture does not limit the amount of debt securities that we may issue; it does not restrict the amount or type of other debt that we may issue or contain any other provisions that would afford holders of the debt securities protection in the event of a highly leveraged transaction. We may use other indentures or documentation containing provisions different from those included in the indenture under which we are offering these debt securities in connection with future issues of debt securities. We may also offer our first mortgage bonds, which are secured indebtedness and which are described above under the caption "Description of the First Mortgage Bonds." As of December 31, 2004, there were $834.8 million in aggregate principal amount of our first mortgage bonds outstanding.

        The debt securities that we are offering in this prospectus will rank equal in right of payment to our other unsecured indebtedness that is outstanding now or that we may issue in the future, except for any indebtedness that, by its terms, is subordinate to these debt securities.

        We will issue debt securities in series. Each series of debt securities may have different terms and, in some cases, debt securities of the same series may have different terms. The prospectus supplement relating to a particular series of debt securities will contain the following information about those debt securities:

  •
  the title of the series

  •
  any limit on the aggregate principal amount of the series

  •
  the date or dates on which we will issue the debt securities of that series and on which we will pay the principal amount and any premium

  •
  the rate or rates at which the debt securities of that series will bear interest, or how we will determine the rate or rates

  •
  the date or dates from which interest will accrue

  •
  the dates on which we will pay interest on the debt securities of that series and the regular record dates for the interest payment dates

  •
  the place or places where we will pay the principal of, premium, if any, and interest, if different from those we describe in this prospectus

  •
  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder

  •
  the denominations in which we will issue the debt securities of that series, if other than denominations of $1,000 and any integral multiple of $1,000

  •
  the provisions for the satisfaction and discharge of the indenture if different from those we describe in this prospectus and

  •
  any other terms of the debt securities of the series.

        Form and Exchange.    Unless we state otherwise in the prospectus supplement:

  •
  we will issue the debt securities in fully registered form without coupons

  •
  a holder of debt securities may exchange debt securities, without charge, for an equal aggregate principal amount of debt securities of the same series, having the same issue date and with identical terms and provisions and

  •
  a holder of debt securities may transfer debt securities, without charge, other than applicable stamp taxes or other governmental charges.

Indenture, Sections 3.1, 3.2 and 3.6

        Unless we state otherwise in the prospectus supplement, the transfer of debt securities may be registered and exchanged at the corporate trust office of the trustee, in New York, New York, as security registrar. We may change the place for registration of transfer and exchange. We may designate one or more additional places for registration and exchange, all at our discretion.

        We are not required to execute or to provide for the registration of transfer or exchange of any debt security

  •
  during a period of 15 days prior to giving any notice of redemption with respect to that debt security or

  •
  that has been selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Indenture, Sections 3.6 and 4.2

        We may issue all or some of the debt securities in book-entry form, which means that global notes, not certificates, will represent the debt securities. If we issue global notes representing any debt securities, then a depository that we select will keep a record of the beneficial interests in the global notes and record any transfers of beneficial interests.

        We will describe any additional requirements as to the form and method of exchange of debt securities in the prospectus supplement. Indenture, Section 3.1

        Payment of Interest.    Unless we state otherwise in the prospectus supplement, we will pay interest on each debt security to the person in whose name the debt security is registered as of the close of business on the regular record date for that interest payment date. If we have defaulted in the payment of interest on any debt security, we may pay the defaulted interest to the holder of the debt security as of the close of business on a special record date that is not less than 10 days prior to the date we propose to pay the defaulted interest. Notice of the special record date will be given by mail at least 15 days before the special record date. We may also pay defaulted interest in any other lawful manner permitted by requirements of any securities exchange on which the debt security may be listed, if the trustee deems that manner of payment practicable. Indenture, Section 3.8

        Unless we state otherwise in the prospectus supplement, we will pay the principal of and premium, if any, and interest at maturity at the corporate trust office of the trustee, in New York, New York, as our paying agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. Indenture, Section 4.2

        Redemption.    We will describe any terms for the optional or mandatory redemption of a particular series of debt securities in the prospectus supplement. Unless we state in the prospectus supplement that the debt securities of that series are redeemable at the option of a holder, debt securities will be redeemable only at our option. In order to exercise our right to redeem any debt security, we must give the holder notice by mail at least 30 days prior to the date fixed for redemption. If we want to redeem fewer than all the debt securities of a series, the trustee will choose the particular debt securities to be redeemed by a method of random selection, substantially pro rata, that the trustee believes is fair and appropriate and which complies with the requirements of the principal national securities exchange, if any, on which the debt securities of that series are listed. If the debt securities to be redeemed have different terms and different maturities, we may select the particular debt securities to be redeemed.

        Unless we state otherwise in the prospectus supplement, if we are redeeming the debt securities at our option, the redemption will be conditional upon the paying agent or agents receiving from us, on or prior to the date fixed for redemption, enough money to redeem all of the debt securities called for redemption, including accrued interest, if any. If sufficient money has not been received, the notice will not be effective and we will not be required to redeem the debt securities. Indenture, Section 14.2

        Consolidation, Merger or Sale.    The indenture provides that we will not consolidate with, merge with or into any other person, whether or not we are the survivor, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

  •
  the successor person, if we are not the survivor, is a person organized under the laws of the United States or any state thereof or the District of Columbia and expressly assumes in writing all of our obligations under the outstanding debt securities and the indenture

  •
  immediately before and after giving effect to the transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing and

  •
  we deliver to the trustee an officer's certificate and an opinion of counsel stating that the transaction and the supplemental indenture comply with the indenture.

Indenture, Article Eleven

        Events of Default.    The following are events of default with respect to any series of debt securities:

  •
  failure to pay the principal of, or premium, if any, on, any debt security of that series when due and payable at maturity, and upon redemption, but excluding any failure by us to deposit money in connection with any redemption that is at our option, and the time for payment has not been extended or deferred

  •
  failure to pay interest on any debt security of that series when due and our failure continues for 30 days, and the time for payment has not been extended or deferred

  •
  failure to make a sinking fund payment when due with respect to debt securities of that series

  •
  failure to observe or perform any other covenant, warranty or agreement contained in the debt securities of that series or in the indenture, other than a covenant, agreement or warranty included in the indenture that is specifically dealt with in another event of default, and our failure continues for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have given us written notice

  •
  a court enters a decree or order for relief that remains unstayed and in effect for 60 consecutive days in respect of us in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property or

  •
  ordering the winding up or liquidation of our affairs

  •
  we commence a voluntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the entry of an order for relief in an involuntary case under any applicable bankruptcy, insolvency or similar law

  •
  we consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for us or for any substantial part of our property

  •
  we make any general assignment for the benefit of creditors and

  •
  any other event of default with respect to debt securities of that series specified in the applicable prospectus supplement.

Indenture, Section 6.1

        An event of default with respect to the debt securities of any series does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture. Unless we cure the default, the trustee is required to give notice of any default known to it within 90 days after the default has occurred; the term "default" includes any event which after notice or passage of time or both would be an event of default. Except in the case of a default in payment, the trustee is protected in withholding notice if and so long as the board of directors, the executive committee or directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the holders. Indenture, Section 6.11

        If an event of default with respect to debt securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the trustee or the holders of at least

25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the trustee if given by the holders, may declare the unpaid principal of and accrued interest to the date of acceleration on all the outstanding debt securities of that series to be due and payable immediately. The holders of a majority of the principal amount of the outstanding debt securities of that series, upon the conditions provided in the indenture, may rescind an acceleration and its consequences with respect to that series.

        If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder. Indenture, Section 6.1

        The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, subject to the right of the trustee to decline to follow instructions that would be unlawful, expose the trustee to personal liability or be unduly prejudicial to the interests of holders who do not join in the direction. Indenture, Section 6.9.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee reasonable indemnity. Indenture, Section 7.2

        The indenture provides that we must periodically file statements with the trustee regarding compliance by us with all conditions and covenants contained in the indenture. Indenture, Section 4.6

        Modification of Indenture.    We may modify the indenture, without notice to or the consent of any holders of debt securities, with respect to certain matters, including:

  •
  to add one or more covenants or other provisions for the benefit of holders of debt securities of one or more series or to surrender any of our rights or powers and

  •
  to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the indenture.

Indenture, Section 10.1

        In addition, we may modify certain of our rights and obligations and the rights of holders of the debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities affected by the modification. Indenture, Section 10.2

        No amendment or modification may, without the consent of each holder of any outstanding debt security affected:

  •
  change the stated maturity of any debt security

  •
  reduce the principal amount of, or the rate of interest on, or the amount of any premium on, or extend the time for payment or change the method of calculating interest on, any debt security, or extend the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon acceleration of maturity

  •
  impair the right to institute suit for the enforcement of any payment with respect to any debt security

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, or to waive compliance with certain provisions of the indenture or defaults or events of default and their consequences or

  •
  subordinate any debt securities to any other of our indebtedness.

Indenture, Section 10.2

        Waiver.    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any default or event of default with respect to that series, except payment and bankruptcy defaults. Indenture, Section 6.10

        Defeasance.    Unless we state otherwise in the prospectus supplement relating to the debt securities of a particular series, the indenture provides that we shall be discharged from our obligations under the indenture with respect to any series of debt securities at any time prior to the maturity date or redemption of that series when we meet certain requirements specified in the indenture, including

  •
  when we have irrevocably deposited with the trustee, in trust,

  •
  sufficient funds to pay the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series or

  •
  an amount of direct obligations of, or obligations guaranteed by, the United States government as will be sufficient to pay when due the principal of and premium, if any, and interest to the maturity date or redemption on, the debt securities of that series and

  •
  when we have paid all other sums payable with respect to the debt securities of that series.

        Upon the discharge of the indenture with respect to a particular series, the holders of debt securities of that series shall no longer be entitled to the benefits of the indenture, except for purposes of registration of transfer, exchange and replacement of lost, stolen or mutilated debt securities. Indenture, Sections 12.1 and 12.3

        Concerning the Trustee.    We and our affiliates may conduct banking transactions with the trustee in the normal course of business.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we will add the net proceeds from the sale of the securities to our general funds. We may use our general funds for any of the following purposes:

  •
  to acquire property

  •
  to construct additional electric facilities

  •
  to improve or maintain our service

  •
  to redeem or purchase outstanding first mortgage bonds and debt securities and

  •
  to repay short-term borrowings.

        If we do not use the proceeds immediately, we may temporarily invest them in short-term instruments.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters or dealers

  •
  through agents or

  •
  directly to a limited number of purchasers or to a single purchaser.

        Through Underwriters or Dealers.    If we use underwriters in the sale, the underwriters will buy the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters may sell the securities directly or through underwriting syndicates that managing underwriters represent. Unless we state otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them.

        If we use a dealer in the sale, we will sell those securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    We may from time to time designate one or more agents to sell the securities. Unless we state otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.

        Directly.    We may sell the securities directly to one or more purchasers. In this case, there will be no underwriters or agents.

General Information.

        The prospectus supplement will state:

  •
  the names of any underwriters, dealers or agents

  •
  the terms of the securities offered

  •
  the purchase price of the securities and the proceeds we will receive from the sale

  •
  any initial public offering price

  •
  any underwriting discounts and other items constituting underwriters' compensation and

  •
  any discounts or concessions allowed or reallowed or paid to dealers.

        We may authorize agents, underwriters or dealers to solicit offers from certain institutions. We may sell the securities to these institutions for delayed delivery at a specified date in the future. At that time, they will pay the public offering price on the terms we describe in the prospectus supplement.

        We may agree to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public from the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission's public reference room in Washington, D.C. located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all information in, or exhibits to, the registration statement. You may inspect the registration statement and exhibits without charge at the Securities and Exchange Commission's office, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies upon payment of a duplicating fee.

        Information about us is also available at our website at http://www.idahopower.com. However, the information on our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, including information we file after the date of the initial registration statement and prior to the effectiveness of the registration statement, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the following documents that we filed with the Securities and Exchange Commission (SEC file number 1-3198):

  •
  Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 4, 2004.

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, filed on May 6, 2004, August 5, 2004 and November 4, 2004, respectively.

  •
  Current Reports on Form 8-K filed on March 22, 2004, March 25, 2004, April 1, 2004, April 13, 2004, May 19, 2004, May 26, 2004, May 27, 2004, June 9, 2004, June 16, 2004, June 23, 2004, July 14, 2004, July 16, 2004, July 30, 2004, August 12, 2004, August 18, 2004, September 3, 2004, September 30, 2004, November 30, 2004, December 6, 2004, January 4, 2005 and January 14, 2005.

  •
  All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we terminate the offering.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of any of these documents at no cost, by written or oral request to us at the following address:

Shareowner Services
Idaho Power Company
1221 W. Idaho Street
Boise, ID 83702
Telephone (208) 388-2200

LEGAL OPINIONS

        Thomas R. Saldin, our Senior Vice President, General Counsel and Secretary, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York, a limited liability partnership including professional corporations, will pass upon the legality of the securities and other legal matters for us. Sullivan & Cromwell LLP, New York, New York, will pass upon the legality of the securities and other legal matters for any underwriter, dealer or agent. LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Sullivan & Cromwell LLP may, for matters governed by the laws of Idaho, rely upon the opinion of Mr. Saldin.

EXPERTS

        The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, which report expresses an unqualified opinion and includes an explanatory paragraph referring to the accounting and presentation of asset retirement obligations, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, June 30, 2004 and 2003 and September 30, 2004 and 2003 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

        Thomas R. Saldin, our Senior Vice President, General Counsel and Secretary, has reviewed the statements under "Description of the First Mortgage Bonds" relating to the lien of the indenture and the statements as to matters of law and legal conclusions in the documents incorporated by reference. We make these statements in reliance upon his opinion and authority as an expert.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are offering to sell securities and seeking offers to buy securities only in states where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

IDAHO POWER COMPANY

First Mortgage Bonds
Debt Securities

PROSPECTUS

                    , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Registration fee	$28,837
Accountants' fees*	15,000
Printing and engraving fees*	40,000
Legal fees*	950,000
Indenture recording fees*	5,000
Trustee's fees*	35,000
Rating Agency fees*	80,000
Regulatory Agency fees*	5,000
Blue Sky fees and expenses*	10,000
Other*	31,163

Total*	$1,200,000

*
Estimated

Item 15.    Indemnification of Directors and Officers.

        Sections 30-1-850 et seq. of the Idaho Business Corporation Act provide for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

        Article 12 of our Restated Articles of Incorporation, as amended, provides that we shall indemnify our directors and officers against liability and expenses and shall advance expenses to our directors and officers in connection with any proceeding to the fullest extent permitted by the Act as now in effect or as it may be amended or substituted from time to time. Article VI of our Amended Bylaws provides that we shall have the power to purchase insurance on behalf of any director, officer, employee or agent against liability and expenses in connection with any proceeding, to the extent permitted under applicable law. Article VI further provides that we may enter into indemnification agreements with any director, officer, employee or agent to the extent permitted under any applicable law.

        Pursuant to underwriting agreements filed or to be filed as exhibits to the registration statement relating to underwritten offerings of securities, the underwriters may agree to indemnify each of our officers and directors and each person, if any, who controls us within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act and to provide contribution in circumstances where indemnification is unavailable. Agency agreements may contain similar agreements.

        We have liability insurance protecting our directors and officers against liability by reason of their being or having been directors or officers. The premium, payable solely by us, is not separately allocable to the sale of the securities registered hereby. In addition, we have entered into indemnification agreements with our directors and officers to provide for indemnification to the maximum extent permitted by law.

Item 16.    Exhibits.

Exhibit Number	File Number	As Exhibit
1.1			—	The Underwriting Agreement for First Mortgage Bonds and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
1.2			—
The Underwriting Agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
*2	333-48031	2	—	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	33-00440	4(a)(xiii)	—	Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 30, 1989.
*4.2	33-65720	4(a)(ii)	—
Statement of Resolution Establishing Terms of Flexible Auction Series A, Serial Preferred Stock, Without Par Value (cumulative stated value of $100,000 per share), as filed with the Secretary of State of Idaho on November 5, 1991.
*4.3	33-65720	4(a)(iii)	—
Statement of Resolution Establishing Terms of 7.07% Serial Preferred Stock, Without Par Value (cumulative stated value of $100 per share), as filed with the Secretary of State of Idaho on June 30, 1993.
*4.4	1-3198 Form 10-Q for quarter ended 6/30/00	3(a)(iii)	—	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 15, 2000.
*4.5	33-56071	3(d)	—	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.
*4.6	1-3198 Form 10-Q for quarter ended 3/31/03	3(c)	—	By-laws of the Company amended on March 20, 2003, and presently in effect.
*4.7	33-00440	2(a)(iii)	—	Agreement and Plan of Merger, dated March 10, 1989, between Idaho Power Company, a Maine Corporation, and Idaho Power Migrating Corporation.
*4.8	2-3413	B-2	—	Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees.
*4.9			—	Supplemental Indentures to Mortgage and Deed of Trust:

		Number	Dated
1-MD	B-2-a	First	July 1, 1939
2-5395	7-a-3	Second	November 15, 1943
2-7237	7-a-4	Third	February 1, 1947
2-7502	7-a-5	Fourth	May 1, 1948
2-8398	7-a-6	Fifth	November 1, 1949
2-8973	7-a-7	Sixth	October 1, 1951
2-12941	2-C-8	Seventh	January 1, 1957
2-13688	4-J	Eighth	July 15, 1957
2-13689	4-K	Ninth	November 15, 1957
2-14245	4-L	Tenth	April 1, 1958
2-14366	2-L	Eleventh	October 15, 1958
2-14935	4-N	Twelfth	May 15, 1959
2-18976	4-O	Thirteenth	November 15, 1960
2-18977	4-Q	Fourteenth	November 1, 1961
2-22988	4-B-16	Fifteenth	September 15, 1964
2-24578	4-B-17	Sixteenth	April 1, 1966
2-25479	4-B-18	Seventeenth	October 1, 1966
2-45260	2(c)	Eighteenth	September 1, 1972
2-49854	2(c)	Nineteenth	January 15, 1974
2-51722	2(c)(i)	Twentieth	August 1, 1974
2-51722	2(c)(ii)	Twenty-first	October 15, 1974
2-57374	2(c)	Twenty-second	November 15, 1976
2-62035	2(c)	Twenty-third	August 15, 1978
33-34222	4(d)(iii)	Twenty-fourth	September 1, 1979
33-34222	4(d)(iv)	Twenty-fifth	November 1, 1981
33-34222	4(d)(v)	Twenty-sixth	May 1, 1982
33-34222	4(d)(vi)	Twenty-seventh	May 1, 1986
33-00440	4(c)(iv)	Twenty-eighth	June 30, 1989
33-34222	4(d)(vii)	Twenty-ninth	January 1, 1990
33-65720	4(d)(iii)	Thirtieth	January 1, 1991
33-65720	4(d)(iv)	Thirty-first	August 15, 1991
33-65720	4(d)(v)	Thirty-second	March 15, 1992
33-65720	4(d)(vi)	Thirty-third	April 1, 1993

1-3198 Form 8-K dated 12/17/93	4	Thirty-fourth	December 1, 1993
1-3198 Form 8-K dated 11/21/00	4	Thirty-fifth	November 1, 2000
1-3198 Form 8-K dated 9/27/01	4	Thirty-sixth	October 1, 2001
1-3198 Form 8-K dated 4/15/03	4	Thirty-seventh	April 1, 2003
1-3198 Form 10-Q for quarter ended 6/30/03	4(a)(iii)	Thirty-eighth	May 15, 2003
1-3198 Form 10-Q for quarter ended 9/30/03	4(a)(iii)	Thirty-ninth	October 1, 2003

*4.10	1-3198 Form 10-Q for quarter ended 6/30/00	4(b)	—	Instruments relating to Idaho Power Company American Falls bond guarantee.
*4.11	33-65720	4(f)	—	Agreement of Idaho Power Company to furnish certain debt instruments.
4.12			—	Form of Supplemental Indenture relating to the First Mortgage Bonds.
*4.13	333-67748	4.13	—	Indenture for Debt Securities dated as of August 1, 2001, between Idaho Power Company, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.
4.14			—	Form of Supplemental Indenture relating to the Debt Securities.
5.1			—	Opinion and consent of Thomas R. Saldin, Esq.
5.2			—	Opinion and consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
*12.1	1-3198 Form 10-Q for quarter ended 09/30/04	12(d)	—	Computation of Idaho Power Company Ratio of Earnings to Fixed Charges.
*12.2	1-3198 Form 10-Q for quarter ended 09/30/04	12(e)	—	Computation of Idaho Power Company Supplemental Ratio of Earnings to Fixed Charges.
15			—	Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23			—	Consent of Deloitte & Touche LLP.
24			—	Power of Attorney (included on the signature page hereof).
25.1			—
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.
25.2			—
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), Trustee under the Debt Securities Indenture dated as of August 1, 2001 pursuant to which Debt Securities may be issued.
25.3			—	Form T-2, Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

*
Previously Filed and Incorporated Herein By Reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3)of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

        Each director and/or officer of the issuer whose signature appears below hereby authorizes any agent for service named on the cover of this Registration Statement to execute in the name of each such person, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to the Registration Statement, and appoints any such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file any such amendments to the Registration Statement, and the issuer hereby confers like authority to sign and file on its behalf.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on the 18th day of January, 2005.

IDAHO POWER COMPANY
By	/s/ JAN B. PACKWOOD Jan B. Packwood Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JON H. MILLER (Jon H. Miller)	Chairman of the Board	January 18, 2005
/s/ JAN B. PACKWOOD (Jan B. Packwood)	Chief Executive Officer and Director	January 18, 2005
/s/ J. LAMONT KEEN (J. LaMont Keen)	President and Chief Operating Officer and Director	January 18, 2005
/s/ DARREL T. ANDERSON (Darrel T. Anderson)	Senior Vice President—Administrative Services and Chief Financial Officer (Principal Financial and Accounting Officer)	January 18, 2005
/s/ ROTCHFORD L. BARKER (Rotchford L. Barker)	Director	January 18, 2005

/s/ CHRISTOPHER L. CULP (Christopher L. Culp)	Director	January 18, 2005
/s/ GARY G. MICHAEL (Gary G. Michael)	Director	January 18, 2005
/s/ PETER S. O'NEILL (Peter S. O'Neill)	Director	January 18, 2005
/s/ RICHARD G. REITEN (Richard G. Reiten)	Director	January 18, 2005
/s/ ROBERT A. TINSTMAN (Robert A. Tinstman)	Director	January 18, 2005
/s/ JOAN H. SMITH (Joan H. Smith)	Director	January 18, 2005
/s/ THOMAS J. WILFORD (Thomas J. Wilford)	Director	January 18, 2005

EXHIBIT INDEX

Exhibit Number	File Number	As Exhibit
1.1			—	The Underwriting Agreement for First Mortgage Bonds and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
1.2			—
The Underwriting Agreement for Debt Securities and any selling agency or distribution agreement with any agent will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
*2	333-48031	2	—	Agreement and Plan of Exchange between IDACORP, Inc. and Idaho Power Company, dated as of February 2, 1998.
*4.1	33-00440	4(a)(xiii)	—	Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 30, 1989.
*4.2	33-65720	4(a)(ii)	—
Statement of Resolution Establishing Terms of Flexible Auction Series A, Serial Preferred Stock, Without Par Value (cumulative stated value of $100,000 per share), as filed with the Secretary of State of Idaho on November 5, 1991.
*4.3	33-65720	4(a)(iii)	—
Statement of Resolution Establishing Terms of 7.07% Serial Preferred Stock, Without Par Value (cumulative stated value of $100 per share), as filed with the Secretary of State of Idaho on June 30, 1993.
*4.4	1-3198 Form 10-Q for quarter ended 6/30/00	3(a)(iii)	—	Articles of Amendment to Restated Articles of Incorporation of Idaho Power Company as filed with the Secretary of State of Idaho on June 15, 2000.
*4.5	33-56071	3(d)	—	Articles of Share Exchange, as filed with the Secretary of State of Idaho on September 29, 1998.
*4.6	1-3198 Form 10-Q for quarter ended 3/31/03	3(c)	—	By-laws of the Company amended on March 20, 2003, and presently in effect.
*4.7	33-00440	2(a)(iii)	—	Agreement and Plan of Merger, dated March 10, 1989, between Idaho Power Company, a Maine Corporation, and Idaho Power Migrating Corporation.
*4.8	2-3413	B-2	—	Mortgage and Deed of Trust, dated as of October 1, 1937, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and R.G. Page, as Trustees.
*4.9			—	Supplemental Indentures to Mortgage and Deed of Trust:
		Number	Dated
1-MD	B-2-a	First	July 1, 1939
2-5395	7-a-3	Second	November 15, 1943
2-7237	7-a-4	Third	February 1, 1947
2-7502	7-a-5	Fourth	May 1, 1948
2-8398	7-a-6	Fifth	November 1, 1949
2-8973	7-a-7	Sixth	October 1, 1951
2-12941	2-C-8	Seventh	January 1, 1957

2-13688	4-J	Eighth	July 15, 1957
2-13689	4-K	Ninth	November 15, 1957
2-14245	4-L	Tenth	April 1, 1958
2-14366	2-L	Eleventh	October 15, 1958
2-14935	4-N	Twelfth	May 15, 1959
2-18976	4-O	Thirteenth	November 15, 1960
2-18977	4-Q	Fourteenth	November 1, 1961
2-22988	4-B-16	Fifteenth	September 15, 1964
2-24578	4-B-17	Sixteenth	April 1, 1966
2-25479	4-B-18	Seventeenth	October 1, 1966
2-45260	2(c)	Eighteenth	September 1, 1972
2-49854	2(c)	Nineteenth	January 15, 1974
2-51722	2(c)(i)	Twentieth	August 1, 1974
2-51722	2(c)(ii)	Twenty-first	October 15, 1974
2-57374	2(c)	Twenty-second	November 15, 1976
2-62035	2(c)	Twenty-third	August 15, 1978
33-34222	4(d)(iii)	Twenty-fourth	September 1, 1979
33-34222	4(d)(iv)	Twenty-fifth	November 1, 1981
33-34222	4(d)(v)	Twenty-sixth	May 1, 1982
33-34222	4(d)(vi)	Twenty-seventh	May 1, 1986
33-00440	4(c)(iv)	Twenty-eighth	June 30, 1989
33-34222	4(d)(vii)	Twenty-ninth	January 1, 1990
33-65720	4(d)(iii)	Thirtieth	January 1, 1991
33-65720	4(d)(iv)	Thirty-first	August 15, 1991
33-65720	4(d)(v)	Thirty-second	March 15, 1992
33-65720	4(d)(vi)	Thirty-third	April 1, 1993
1-3198 Form 8-K dated 12/17/93	4	Thirty-fourth	December 1, 1993
1-3198 Form 8-K dated 11/21/00	4	Thirty-fifth	November 1, 2000
1-3198 Form 8-K dated 9/27/01	4	Thirty-sixth	October 1, 2001
1-3198 Form 8-K dated 4/15/03	4	Thirty-seventh	April 1, 2003
1-3198 Form 10-Q for quarter ended 6/30/03	4(a)(iii)	Thirty-eighth	May 15, 2003
1-3198 Form 10-Q for quarter ended 9/30/03	4(a)(iii)	Thirty-ninth	October 1, 2003

*4.10	1-3198 Form 10-Q for quarter ended 6/30/00	4(b)	—	Instruments relating to Idaho Power Company American Falls bond guarantee.
*4.11	33-65720	4(f)	—	Agreement of Idaho Power Company to furnish certain debt instruments.
4.12			—	Form of Supplemental Indenture relating to the First Mortgage Bonds.
*4.13	333-67748	4.13	—	Indenture for Debt Securities dated as of August 1, 2001, between Idaho Power Company, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee.
4.14			—	Form of Supplemental Indenture relating to the Debt Securities.
5.1			—	Opinion and consent of Thomas R. Saldin, Esq.
5.2			—	Opinion and consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
*12.1	1-3198 Form 10-Q for quarter ended 09/30/04	12(d)	—	Computation of Idaho Power Company Ratio of Earnings to Fixed Charges.
*12.2	1-3198 Form 10-Q for quarter ended 09/30/04	12(e)	—	Computation of Idaho Power Company Supplemental Ratio of Earnings to Fixed Charges.
15			—	Letter from Deloitte & Touche LLP regarding unaudited interim financial information.
23			—	Consent of Deloitte & Touche LLP.
24			—	Power of Attorney (included on the signature page hereof).
25.1			—
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas, Trustee, under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.
25.2			—
Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), Trustee under the Debt Securities Indenture dated as of August 1, 2001 pursuant to which Debt Securities may be issued.
25.3			—	Form T-2, Statement of Eligibility under the Trust Indenture Act of 1939 of Stanley Burg under the Mortgage and Deed of Trust pursuant to which First Mortgage Bonds may be issued.

*
Previously Filed and Incorporated Herein By Reference.

QuickLinks

ABOUT IDAHO POWER COMPANY
RATIOS OF EARNINGS TO FIXED CHARGES
FORWARD-LOOKING INFORMATION
DESCRIPTION OF THE FIRST MORTGAGE BONDS
DESCRIPTION OF DEBT SECURITIES
USE OF PROCEEDS
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
INFORMATION INCORPORATED BY REFERENCE
LEGAL OPINIONS
EXPERTS
TABLE OF CONTENTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
POWER OF ATTORNEY
SIGNATURES
EXHIBIT INDEX